Calculation of Filing Fee Tables
S-8
Mobile-health Network Solutions
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value US$0.00016 per share	Other	521,833	$ 0.968	$ 505,134.34	0.0001381	$ 69.76
Total Offering Amounts:						$ 505,134.34		$ 69.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 69.76
Offering Note
[1]	(1) Represents Mobile-health Network Solutions (the "Registrant")'s Class A ordinary shares, par value US$0.00016 per share ("Class A Ordinary Shares") and Class B ordinary shares, par value US$0.00016 per share ("Class B Ordinary Shares" and, together with the Class A Ordinary Shares, the "Ordinary Shares"). There is no trading market for the Registrant's Class B Ordinary Shares. The Class B Ordinary Shares may be converted into Class A Ordinary Shares according to the terms and provisions of the Registrant's memorandum and articles of association. (2) This registration statement on Form S-8 (this "Registration Statement") registers a maximum aggregate of 521,833 Ordinary Shares of the Registrant issuable pursuant to its MHNS equity incentive plan (the "MHNS Equity Incentive Plan"). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the MHNS Equity Incentive Plan to prevent dilution from share splits, share dividends, or similar transactions as provided in the MHNS Equity Incentive Plan. (3) Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Class A Ordinary Shares on February 19, 2026, as reported on NASDAQ

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A